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                                                            Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1/A, of our report dated May 12, 1999, except as to Note 8, which is as of July 20, 1999, relating to the financial statements of PartsVoice, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
August 3, 1999